Exhibit 99.1

W6316 Design Drive, Greenville, WI 54942 P.O. Box 1579, Appleton, WI 54912-1579	Contacts: David Vander Ploeg Executive VP and CFO 920-882-5854 Elizabeth M. Higashi, CFA Investor Relations 920-243-5392

School Specialty Reports Fiscal 2012 Third Quarter and Year-to-Date Results

•	Year-to-Date Revenues of $612.7 Million and Adjusted Net Income of $6.1 Million or $0.32 per Share

•	Educational Resources Improves Revenue and Gross Margin in Quarter

•	Total Debt Declines $44.3 Million From Second Quarter

•	Strategic Review of Business Segments Underway by New CEO

Greenville, WI, February 23, 2012 - School Specialty (NASDAQ: SCHS) today reported fiscal 2012 third quarter and year-to-date financial results. Revenue for the third quarter of fiscal 2012 was $85.3 million, compared with $89.9 million in the prior year, a decline of 5.1 percent. The company reported a GAAP net loss for the quarter of $104.6 million, or $5.54 per share. During the third quarter, the company sold the assets of its Seeds of Science/Roots of Reading program for $6.7 million in cash and recognized a pre-tax gain of $4.4 million. The company continues to be compliant with all required bank covenants.

During the quarter, the company recorded a pre-tax non-cash impairment charge of $107.5 million for goodwill and non-amortizable intangible assets. This impairment charge is a non-cash expense that will not affect the company’s debt position, cash flow, liquidity or financial ratios under its revolving credit facility. The company’s benefit from income taxes was also reduced by $2.9 million for a valuation allowance related to deferred tax assets not expected to be realized. Adjusting for these items, the company’s third quarter adjusted net loss1 was $16.3 million, or $0.86 per share in 2012 versus a net loss of $20.2 million, or $1.07 per share in the prior year’s third quarter.

For the first nine months of fiscal 2012, total revenues were $612.7 million compared with $634.7 million in the prior year. The company reported a GAAP net loss of $82.2 million or $4.35 per share for the year to date, compared with a net loss in last year’s comparable period of $333.7 million, or $17.68 per share, including a net of tax impairment charge of $344.9 million or $18.28 per share. Adjusted net income was $6.1 million or $0.32 per diluted share for the nine months of fiscal 2012, compared to adjusted net income of $11.3 million, or $0.60 per diluted share in the prior year.

“As the new CEO of School Specialty, I am in the process of reviewing all of our business segments and assets and I see opportunities amidst the challenging preK-12 market,” said President and CEO Michael P. Lavelle. “Educational Resources results have been improving throughout the fiscal year, and gross profit margins improved both sequentially and as compared to last year’s third quarter. However, postponed state adoptions and uncertainty in the marketplace related to school budgets and changes in core standards continued to affect Accelerated Learning revenues in the third quarter. ”

[1]	The term “adjusted” is explained and referenced at the end of this release in “Reconciliation of GAAP Net Loss and Net Loss per share to adjusted Net Income (Loss) and Net Earnings (Loss) per Share.”

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Lavelle continued, “School Specialty’s well-respected family of brands and outstanding distribution network offer new growth opportunities for the company. We intend to broaden our multi-channel, multi-market approach this selling season to enhance sales. Our web-based initiatives are an important part of the future and contributed to the gain in Educational Resources sales in the quarter. Our long term strategy will focus on the strengths of our brands and the breadth of our product line to improve revenue and profitability.”

Third Quarter Financial Results

•

Revenue for the third quarter was $85.3 million, compared with $89.9 million for the same period last year. Educational Resources revenue increased slightly to $70.4 million in the third quarter, compared with $69.8 million in the prior year, as online initiatives began to generate new sales. Third quarter revenue for the Accelerated Learning segment declined to $14.3 million compared with $19.9 million in the same period last year, primarily due to lower curriculum sales in Science and Reading.

•

Gross profit was $30.6 million compared with $32.9 million in last year’s third quarter, a decline of 7.0 percent. Consolidated gross margin declined to 35.9 percent compared with 36.7 percent in the prior year. The decline in gross margin was primarily due to the change in the mix of sales by business segments, reflecting lower comparable sales within the Accelerated Learning segment.

•

Selling, general and administrative (SG&A) expenses declined $9.5 million to $49.7 million from the prior year’s $59.2 million. The decline was primarily related to a $4.4 million gain on the sale of Seeds of Science/Roots of Reading assets and $4.3 million lower compensation and benefit costs related to headcount reductions and mandated furloughs taken during the quarter.

•

A non-cash impairment charge of $107.5 million, or $85.5 million net of tax, was recorded in the current year’s third quarter. The tax benefit associated with the impairment was negatively impacted by the portion of the goodwill which is non-deductible for tax purposes.

•	The tax benefit in the current year’s quarter was reduced by a $2.9 million valuation allowance for deferred tax assets that are not expected to be realized.

•	The adjusted net loss for this year’s third quarter was $16.3 million or $0.86 per share, compared with last year’s third quarter adjusted net loss of $20.2 million or $1.07 per share.

Nine-Month Financial Results

•

Revenue for the first nine months of fiscal 2012 was $612.7 million, compared with $634.7 million in the same period of the prior year, a decline of 3.5 percent. Revenue for the nine-month period of fiscal 2012 for Educational Resources was $429.7 million compared with $432.9 million in fiscal 2011. Accelerated Learning revenue declined 9.5 percent to $182.2 million in the first nine months of fiscal 2012 compared with $201.3 million in the prior year, primarily as a result of lower student agenda sales and lower curriculum sales in Science and Reading.

•

Year-to-date gross profit for fiscal 2012 was $237.0 million compared with $258.5 million in the same period last year. The consolidated gross margin for the first nine months of fiscal 2012 declined to 38.7 percent from 40.7 percent in the comparable fiscal 2011 period. Lower revenues from Accelerated Learning and Educational Resources price discounting were the major contributors to the gross margin decline.

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•

SG&A expenses declined 6.2 percent to $202.9 million compared with the prior year’s $216.3 million. This decline is due primarily to a combination of decreased variable costs associated with the revenue decline and lower compensation costs and the previously mentioned gain related to the disposal of Seeds of Science/Roots of Reading assets.

•

In fiscal 2012, $57.5 million of outstanding 3.75% convertible subordinated debentures were exchanged and refinanced with new debentures. Expenses of $1.1 million associated with this convertible debt exchange were recognized in the current year.

•

During the third quarter of fiscal 2012, the company retired the remaining $42.5 million of the original convertible subordinated notes due 2026, utilizing a portion of the term loan feature of the company’s existing credit facility.

•	Earnings before interest, taxes, depreciation, amortization and impairment charges (adjusted EBITDA) totaled $61.4 million, compared with $66.8 million in the previous year.

•

Adjusted net income was $6.1 million or $0.32 per diluted share in the nine months of fiscal 2012, compared with adjusted net income of $11.3 million or $0.60 per diluted share in the prior year, excluding impairment charges and tax valuation allowances.

•

Free cash flow declined in the nine months of fiscal 2012 by $38.2 million compared to the same period in fiscal 2011. This decline was a result of planned early inventory purchases made during the company’s fourth quarter of fiscal 2011 and the timing of tax payments in the current fiscal year.

Outlook

School Specialty confirmed its guidance, excluding the impairment charge of $107.5 million for the full fiscal year 2012 as follows:

Revenue	$730 million to $740 million
EBITDA	$48 million to $52 million
Loss per share	($0.65) to ($0.50)
Free cash flow[2]	$0 million to $10 million

[2]	Including non-recurring deferred tax payments of approximately $30 million

Conference Call

School Specialty will host a conference call to discuss its fiscal 2012 third quarter financial results. The conference call begins today, February 23, at 10:00 a.m. Central (11:00 a.m. Eastern). The call will be simultaneously broadcast in the Investors section of the School Specialty web site at www.schoolspecialty.com, and a replay of the call will be available.

About School Specialty, Inc.

School Specialty is a leading education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities to learn. The company designs, develops, and provides preK-12 educators with the latest and very best curriculum, supplemental learning resources, and school supplies. Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.

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Accelerated Learning’s major products include: World Wise 3000®, Premier™ Agenda, Delta Education™, FOSS®, CPO Science™, Frey Scientific®, Educator’s Publishing Service, Academy of Reading®, Think Math!™, MCI®, S.P.I.R.E.® and SPARK™ . Educational Resources proprietary brands include: Education Essentials®, Sportime®, Childcraft®, Sax® Arts & Crafts, Califone®, abc®, Abilitations®, School Smart®, Classroom Select™ and Projects by Design®.

For more information about School Specialty, visit www.schoolspecialty.com.

Cautionary Statement Concerning Forward-Looking Information

Any statements made in this press release about future results of operations, expectations, plans, prospects, or asset values, including but not limited to statements included under the heading “Outlook,” constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions. These forward-looking statements are based on School Specialty’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

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School Specialty, Inc.

SCHOOL SPECIALTY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	January 28, 2012	January 22, 2011	January 28, 2012	January 22, 2011

Revenue	$85,258	$89,859	$612,717	$634,723
Cost of revenue	54,630	56,910	375,753	376,179

Gross profit	30,628	32,949	236,964	258,544
Selling, general and administrative expenses	49,672	59,169	202,853	216,335
Impairment charge	107,501	—	107,501	411,390

Operating loss	(126,545)	(26,220)	(73,390)	(369,181)

Other expense:
Interest expense	6,293	6,365	21,072	21,241
Expense associated with convertible debt exchange	—	—	1,090	—

Loss before provision for income taxes	(132,838)	(32,585)	(95,552)	(390,422)
Benefit from income taxes	(29,832)	(13,385)	(14,860)	(57,832)

Loss before investment in unconsolidated affiliate	$(103,006)	$(19,200)	$(80,692)	$(332,590)

Losses of unconsolidated affiliate	(1,608)	(950)	(1,493)	(1,085)

Net loss	$(104,614)	$(20,150)	$(82,185)	$(333,675)

Weighted average shares outstanding:
Basic and Diluted	18,880	18,870	18,878	18,868

Net Loss Per Share:
Basic and Diluted	$(5.54)	$(1.07)	$(4.35)	$(17.68)

Earnings before interest, taxes, depreciation, amortization and impairment charges (EBITDA) reconciliation:
Net loss	$(104,614)	$(20,150)	$(82,185)	$(333,675)
Losses of unconsolidated affiliate	1,608	950	1,493	1,085
Benefit from income taxes	(29,832)	(13,385)	(14,860)	(57,832)
Expense associated with convertible debt exchange	—	—	1,090	—
Depreciation and amortization expense	7,813	6,873	22,351	20,742
Amortization of development costs	993	906	4,950	3,838
Interest expense	6,293	6,365	21,072	21,241

EBITDA	$(117,739)	$(18,441)	$(46,089)	$(344,601)

Impairment charge	107,501	—	107,501	411,390

Adjusted EBITDA	$(10,238)	$(18,441)	$61,412	$66,789

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School Specialty, Inc.

SCHOOL SPECIALTY, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(In Thousands)

Unaudited

	January 28, 2012	April 30, 2011	January 22, 2011
ASSETS
Current assets:
Cash and cash equivalents	$975	$9,821	$1,667
Accounts receivable	64,290	67,442	70,767
Inventories	79,715	111,266	80,747
Deferred catalog costs	15,412	16,639	16,597
Prepaid expenses and other current assets	12,873	14,516	13,329
Deferred taxes	5,737	—	9,867

Total current assets	179,002	219,684	192,974
Property, plant and equipment, net	57,754	65,571	64,383
Goodwill	41,049	129,390	127,694
Intangible assets, net	126,860	155,889	158,205
Development costs and other	33,847	36,383	34,352
Deferred taxes long-term	26,459	10,227	—
Investment in unconsolidated affiliate	18,907	20,400	27,215

Total assets	$483,878	$637,544	$604,823

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities - long-term debt	$957	$98,243	$193,375
Accounts payable	65,302	85,639	64,045
Accrued compensation	4,234	7,972	6,949
Deferred revenue	3,576	3,600	4,112
Deferred taxes	—	4,454	—
Accrued income taxes	8,476	11,855	19,204
Other accrued liabilities	17,019	25,428	26,266

Total current liabilities	99,564	237,191	313,951
Long-term debt - less current maturities	265,112	198,036	60,395
Deferred taxes	—	—	10,751
Other liabilities	688	688	1,423

Total liabilities	365,364	435,915	386,520

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.001 par value per share, 1,000,000 shares authorized; none outstanding	—	—	—
Common stock, $0.001 par value per share, 150,000,000 authorized and 24,300,545; 24,290,345 and 24,290,345 shares issued, respectively	24	24	24
Capital paid-in excess of par value	443,897	441,335	438,818
Treasury stock, at cost 5,420,210; 5,420,210 and 5,420,210 shares, respectively	(186,637)	(186,637)	(186,637)
Accumulated other comprehensive income	22,898	26,390	22,984
(Accumulated deficit)	(161,668)	(79,483)	(56,886)

Total shareholders’ equity	118,514	201,629	218,303

Total liabilities and shareholders’ equity	$483,878	$637,544	$604,823

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School Specialty, Inc.

SCHOOL SPECIALTY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

Unaudited

	Nine Months Ended
	January 28, 2012	January 22, 2011
Cash flows from operating activities:
Net loss	$(82,185)	$(333,675)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and intangible asset amortization expense	22,351	20,742
Amortization of development costs	4,950	3,838
Amortization of debt fees and other	2,157	1,602
Share-based compensation expense	1,867	2,304
Impairment charge	107,501	411,390
Expense associated with convertible debt exchange	1,090	—
Losses of investment in unconsolidated affiliate	1,493	1,085
Deferred taxes	(27,607)	(82,095)
(Gain) on sale of assets	(4,376)	—
Non-cash convertible debt deferred financing costs	7,290	7,691
Changes in current assets and liabilities
Accounts receivable	2,101	2,332
Inventories	30,815	19,162
Deferred catalog costs	1,227	(3,004)
Prepaid expenses and other current assets	1,638	2,528
Accounts payable	(20,693)	15,883
Accrued liabilities	(15,588)	13,784

Net cash provided by operating activities	34,031	83,567

Cash flows from investing activities:
Additions to property, plant and equipment	(6,616)	(10,220)
Investment in product development costs	(5,560)	(6,655)
Proceeds from sale of assets	6,650	—

Net cash used in investing activities	(5,526)	(16,875)

Cash flows from financing activities:
Proceeds from bank borrowings	500,300	632,600
Repayment of debt and capital leases	(493,488)	(585,660)
Redemption of convertible debt	(42,500)	(133,000)
Payment of debt and other	(1,663)	—

Net cash used in financing activities	(37,351)	(86,060)

Net decrease in cash and cash equivalents	(8,846)	(19,368)
Cash and cash equivalents, beginning of period	9,821	21,035

Cash and cash equivalents, end of period	$975	$1,667

Free cash flow reconciliation:
Net cash provided by operating activities	$34,031	$83,567
Additions to property and equipment	(6,616)	(10,220)
Investment in development costs	(5,560)	(6,655)
Proceeds from sale of assets	6,650	—

Free cash flow	$28,505	$66,692

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School Specialty, Inc.

School Specialty, Inc.

Segment Analysis - Revenues and Gross Profit/Margin Analysis

(In Thousands)

Unaudited

Segment Revenues and Gross Profit/Margin Analysis-QTD
					% of Revenues
	3Q12-QTD	3Q11-QTD	Change $	Change %	3Q12-QTD	3Q11-QTD
Revenues
Educational Resources	$70,428	$69,785	$643	0.9%	82.6%	77.7%
Accelerated Learning	14,313	19,907	(5,594)	-28.1%	16.8%	22.2%
Corporate and Interco Elims	517	167	350		0.6%	0.1%

Total Revenues	$85,258	$89,859	$(4,601)	-5.1%	100.0%	100.0%

					% of Gross Profit
	3Q12-QTD	3Q11-QTD	Change $	Change %	3Q12-QTD	3Q11-QTD
Gross Profit
Educational Resources	$23,723	$22,196	$1,527	6.9%	77.5%	67.4%
Accelerated Learning	6,388	10,267	(3,879)	-37.8%	20.9%	31.2%
Corporate and Interco Elims	517	486	31		1.6%	1.4%

Total Gross Profit	$30,628	$32,949	$(2,321)	-7.0%	100.0%	100.0%

Segment Gross Margin Summary-QTD
	3Q12-QTD	3Q11-QTD
Gross Margin
Educational Resources	33.7%	31.8%
Accelerated Learning	44.6%	51.6%
Total Gross Margin	35.9%	36.7%

Segment Revenues and Gross Profit/Margin Analysis-YTD
					% of Revenue
	3Q12-YTD	3Q11-YTD	Change $	Change %	3Q12-YTD	3Q11-YTD
Revenues
Educational Resources	$429,713	$432,897	$(3,184)	-0.7%	70.1%	68.2%
Accelerated Learning	182,153	201,325	(19,172)	-9.5%	29.8%	31.7%
Corporate and Interco Elims	851	501	350		0.1%	0.1%

Total Revenues	$612,717	$634,723	$(22,006)	-3.5%	100.0%	100.0%

					% of Gross Profit
	3Q12-YTD	3Q11-YTD	Change $	Change %	3Q12-YTD	3Q11-YTD
Gross Profit
Educational Resources	$138,444	$143,046	$(4,602)	-3.2%	58.4%	55.3%
Accelerated Learning	97,669	113,485	(15,816)	-13.9%	41.2%	43.9%
Corporate and Interco Elims	851	2,013	(1,162)		0.4%	0.8%

Total Gross Profit	$236,964	$258,544	$(21,580)	-8.3%	100.0%	100.0%

Segment Gross Margin Summary-YTD
	3Q12-YTD	3Q11-YTD
Gross Margin
Educational Resources	32.2%	33.0%
Accelerated Learning	53.6%	56.4%
Total Gross Margin	38.7%	40.7%

School Specialty, Inc.

School Specialty, Inc.

Reconciliation of GAAP Net Loss and Net Loss per Share to Adjusted Net Income (Loss) and Net Earnings (Loss) per Share

(In Thousands, Except Per Share Amounts)

Unaudited

	3 Months Ended		9 Months Ended
	January 28, 2012	January 22, 2011	January 28, 2012	January 22, 2011

GAAP Net Loss	$(104,614)	$(20,150)	$(82,185)	$(333,675)
Impairment Charges, net of tax	(85,470)	—	(85,470)	(344,930)
Deferred tax valuation allowance	(2,860)	—	(2,860)	—

Adjusted Net Income (Loss)	$(16,284)	$(20,150)	$6,145	$11,255

	3 Months Ended		9 Months Ended
	January 28, 2012	January 22, 2011	January 28, 2012	January 22, 2011

GAAP Net Loss per Share	$(5.54)	$(1.07)	$(4.35)	$(17.68)
Impairment Charges, net of tax	(4.53)	—	(4.53)	(18.28)
Deferred tax valuation allowance	(0.15)	—	(0.15)	—

Adjusted (Loss) Earnings per share	$(0.86)	$(1.07)	$0.32	$0.60

Note: Totals may not foot due to rounding differences.

School Specialty’s financial results for the third quarter and nine months of fiscal 2012 and 2011 included certain items that management believes are not representative of its operating performance. These items include non-cash impairment charges for goodwill and other non-amortizable assets and the impact of recording valuation allowances on deferred tax balances associated with certain tax benefit carryforwards that are not expected to be realized in future periods. This additional information and reconciliation is not meant to be considered in isolation or as a substitute for the company’s results of operations as prepared and presented in accordance with GAAP.

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